SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2004

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	1-10709 (Commission File Number)	95-4300881 (I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Press release dated February 25, 2004.

Item 9. Regulation FD Disclosure

On February 25, 2004, the Company issued a press release announcing that it will present at the 2004 Smith Barney Citigroup REIT CEO Conference. The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K. The information included pursuant to this Item 9 (including the exhibits) shall not be deemed to be incorporated by reference into any filing made by the Company pursuant to the Securities Act of 1933, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: February 25, 2004
By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 February 25, 2004
Contact:           Mr. Edward A. Stokx
                          (818)244-8080, Ext. 649

PS Business Parks, Inc. to Present at the Smith Barney Citigroup 2004 REIT CEO Conference

GLENDALE, California — PS Business Parks, Inc. (AMEX: PSB). President and Chief Executive Officer, Joseph D. Russell, Jr., is scheduled to make a presentation at the Smith Barney Citigroup 2004 REIT CEO Conference at The Breakers Resort, Palm Beach, Florida, on Monday, March 1, 2004.

The Company’s presentation is scheduled to begin at 10:15 a.m. Eastern Time in the Ponce De Leon Ballroom 3.

Company Information

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns, and operates commercial properties, primarily flex, multi-tenant office, and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit an almost limitless number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of December 31, 2003, PSB owns approximately 18.3 million net rentable square feet with approximately 3,700 customers located in eight states, concentrated primarily in California (5,160,000 sq. ft.), Florida (3,352,000 sq. ft.), Texas (2,895,000 sq. ft.), Oregon (1,941,000 sq. ft.),Virginia (2,625,000 sq. ft.) and Maryland (1,646,000 sq. ft.).

Additional information about PS Business Parks, Inc. is available on the Internet. The Company's web site is www.psbusinessparks.com.